__________________________________________________________________________________________________ __________________________________________________________________________________________________ 5 Science Park, New Haven, Connecticut 06511 | T - (203) 535-1456 | F - (203) 691-9457 | www.arvinas.com July 8, 2024 Dear Angela, Once again, congratulations on your promotion to Chief Scientific Officer, effective June 17, 2024, as approved by the Arvinas board of directors. You are a valued member of the Arvinas Executive Committee, and your work is important and appreciated. As we previously communicated to you, as approved by the compensation committee, you were granted equity grants where 50% of the value was granted in the form of Restricted Stock Units (RSUs) and 50% in the form of Incentive Stock Options (ISOs). Both grants have a 10-year term, and 2-year vesting schedule whereby 50% of the grants will vest on each successive anniversary date based on the effective date of the promotion. The exercise price of the stock option 17, 2024. The additional details of your promotion are outlined below. We wish you continued success in your new role. Current New Position Title: Sr. Vice President, Neuroscience, Platform Biology & PATH Chief Scientific Officer Annualized Salary*: $431,826.46 $485,000 Position Salary Range: $455,300 - $556,400 % Increase to Salary: 12.3% Bonus Target: 40% 45% RSU Award 15,995 ISO Award 24,632 *As agreed, your annualized salary is retroactive to May 17, 2024. Best regards, John Houston Chief Executive Officer (CEO) & President Exhibit 10.2